UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2010

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On May 20, 2010, the Board of Directors (the "Board") of Healthcare Trust of America, Inc. (the "Company") approved appointing Kellie S. Pruitt, the Company’s Chief Accounting Officer, as the Company’s Chief Financial Officer. Ms. Pruitt continues to serve as the Company’s principal accounting officer and principal financial officer, Secretary and Treasurer.

Assistant Secretary

On May 20, 2010 the Board appointed Katherine E. Black, Controller, to serve as the Company’s Assistant Secretary. Ms. Black, 34, has served as the Company’s Controller since January 11, 2010. From May 2006 to January 2010, Ms. Black served as the Director of Accounting for Seton Family of Hospitals, where she was responsible for the consolidated financial statements of a growing health care system with 10 hospitals, three community clinics, multiple physician groups and four fundraising foundations. Prior to joining Seton Family of Hospitals in May 2006, Ms. Black served as a senior auditor at Deloitte & Touch LLP, from March 2003 to March 2006, where she was responsible for leading teams in financial and compliance audits of major public, private, and not-for-profit entities. She graduated from the Arizona State University where she received a B.A. degree in Religion and a Post-Baccalaureate Certificate in Accounting. Ms. Black is a Certified Public Accountant licensed in Arizona and is a member of the AICPA.

Modifications to Compensation Program

The Compensation Committee of the Board reviews on an ongoing basis the compensation arrangements of the Company’s executive officers and employees, and the Company’s overall compensation structure. In addition, the employment agreements of the Company’s named executive officers require that their base salary be reviewed by the Compensation Committee no less frequently than annually. In conducting this review, the Compensation Committee took into account, among other things, the following:

• the successful completion of the Company’s transition to self-management;
• the recent commencement of the Company’s follow-on offering;
• the substantial level and quality of new acquisitions completed by the Company over the past nine months;
• the Company’s increasing distribution coverage;
• the gross cost savings of $10.8 million in 2009 and $5.5 million in the first quarter of 2010 resulting from the Company’s self-management program; and
• the overall financial strength and growth of the Company.

Based on the Compensation Committee’s review and recommendation to the Board, on May 20, 2010, the Board approved certain changes to the compensation arrangements of Mr. Scott D. Peters, President and Chief Executive Officer, and Ms. Kellie S. Pruitt, Chief Financial Officer, Secretary and Treasurer.

Base Salary. The Board approved an increase to the annual base salary of Mr. Peters from $500,000 to $750,000. The Board also approved an increase to the annual base salary of Ms. Pruitt from $180,000 to $225,000. Both of these changes were effective May 20, 2010.

Equity Grants. The Board approved an amendment to Mr. Peters’ employment agreement with the Company to (1) increase the number of restricted shares Mr. Peters will receive on each of the first three anniversaries of the effective date of his employment agreement from 100,000 to 120,000; and (2) provide that the Company will pay interest at the distribution rate paid by the Company on its shares of common stock (currently 7.25%) on Mr. Peters’ outstanding restricted cash award and any future restricted cash award(s) granted to Mr. Peters upon his election, consistent with his employment agreement. The other terms and conditions (including vesting) of the annual restricted stock and/or restricted cash award remain the same.

The Compensation Committee and the Board are conducting a comprehensive review of the Company’s compensation structure to ensure it meets its primary objective - to incentivize and reward demonstrated performance by the Company’s management and Board, which performance results in added value to the Company and its stockholders, both in the short and long term. The Compensation Committee and the Board as a whole recognize that an effective compensation structure is critical to the success of the Company now and in the future. A key element of the compensation review is to look at the Company today as a self-managed entity and to take into account the Company’s future direction, consistent with the best interests of the Company’s stockholders. The Company’s compensation structure needs to be both competitive and focused on aligning its executives and employees and performance with a fair reward system which puts the stockholders first. The Compensation Committee has engaged Towers Watson & Co., an independent compensation consultant, to assist and advise the Compensation Committee with this review. The Compensation Committee may also engage additional consultants as part of this process. After such review is completed, the Compensation Committee and the Board may make changes to the current compensation structure, including changes to the employee retention program discussed below.

Employee Retention Program

The Board approved on May 20, 2010 the adoption of an employee retention program pursuant to which the Company will grant its executive officers and employees restricted shares of the Company’s common stock. The purpose of this program is to incentivize the Company’s executive officers and employees to remain with the Company for a minimum of three years, subject to meeting the Company’s performance standards. The Board and the Compensation Committee determined that this program is consistent with the Company’s overall goal of hiring and retaining highly qualified employees. The program will be implemented in two stages. The first stage is aimed at the Company’s three named executive officers. The second stage will be implemented to apply to all of the Company’s employees. This program will be subject to adjustment in the future to accommodate the comprehensive compensation review being conducted by the Compensation Committee and the Board.

As part of the first stage of this program, on May 24, 2010, Mr. Peters, Ms. Pruitt and Mark D. Engstrom, Executive Vice President – Acquisitions, were entitled to receive grants of 100,000, 50,000 and 50,000 shares of restricted stock, respectively. Mr. Peters elected to receive a restricted cash award in lieu of 50,000 shares. The restricted shares and the restricted cash award granted to Mr. Peters will vest in thirds on each anniversary of the grant date, provided that the grantee is employed by the Company on such date. The shares granted to Ms. Pruitt and Mr. Engstrom will vest 100% on the third anniversary of the grant date, provided that the grantee is employed by the Company on such date. All shares have been granted pursuant to the Company’s 2006 Incentive Plan, as amended (the "2006 Plan"). The restricted shares will become immediately vested upon the earlier occurrence of (1) the executive’s termination of employment by reason of his or her death or disability, (2) a change in control of the Company (as defined in the 2006 Plan) or (3) the executive’s termination of employment by the Company without cause or by the executive for good reason (as such terms are defined in the executive officers’ respective employment agreements).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated May 26, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

May 26, 2010	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 26, 2010